   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                  Exhibit 10.23

                                    AMENDMENT


         This Amendment dated as of October 31, 1995 (the "Effective Date") to that certain Optional Service Delivery Agreement (the "OSD Agreement") dated as of July 1993 between Reuters Limited, a U.K. registered corporation with offices at 85 Fleet Street, London EC4P 4AJ, United Kingdom ("Reuters"), and McCarthy, Crisanti & Maffei, Inc., a New York corporation with offices at One Chase Manhattan Plaza, New York, New York 10005 ("Source"), and that Direct Feed Delivery Agreement (the "DFD Agreement") dated as of July 1, 1993 between Reuters and Source.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the OSD Agreement, Source may distribute its Source Services via the Reuters Subscribers (capitalized terms used without definition herein having the definitions ascribe to such terms in the OSD Agreement or the DFD Agreement, as appropriate);

         WHEREAS, pursuant to the DFD Agreement, Source may distribute its Source Services to select Source Subscribers via a direct feed line provided by Reuters;

         WHEREAS, the parties desire to make certain changes to both the OSD Agreement and the DFD Agreement, to amend the fees payable under the OSD Agreement, the terms of both agreements, and certain other provisions as set forth herein; and

         WHEREAS, the parties had previously agreed to the terms and conditions set forth herein, but due to circumstances beyond either party's control, this Amendment has heretofore remained unexecuted.

         NOW THEREFORE, the parties hereby agree as follows:

SECTION 1. AMENDMENTS TO OSD AGREEMENT.

(a) Section 5 of the OSD Agreement is hereby amended in its entirety as follows:

"5.      Fees/Payment

         (a) Reuters Fee. In this Section 5(a), all references to Source Services and New Source Services exclude such services accessed via direct feed and all references to amounts billed to Source Subscribers are exclusive of all sales or other similar taxes. From the first day of the month next following the date of execution of this Amendment by Reuters (said date hereinafter referred to as the "Execution Date") to and including December 31, 1997, Reuters shall be entitled to a fee equal to ****** ******* ***** of all

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

"post Execution Date amounts" billed to Source Subscribers for Source Services distributed through the Reuters Service. For purposes of this Agreement, "post Execute Date amounts" shall mean amounts billed to Source Subscribers who become Source Subscribers on or after the Execution Date and amounts billed to Source Subscribers who are Source Subscribers prior to the Execution Date and which are over and above the amounts billed to those Source Subscribers prior to the Execution Date for the Source Services distributed through the Reuters Service. The fee due Reuters (the "Reuters Source Revenue") shall be calculated by FIRST taking all amounts billed to Source Subscribers for Source Services distributed through the Reuters Service for the relevant calendar month; SECOND subtracting from said amount all amounts billed in that calendar month to Source Subscribers who were Source Subscribers prior to the Execution Date at the billing rate in effect as of the Execution Date and THIRD multiplying the result by *********. Commencing January 1, 1998 and thereafter, Reuters shall be entitled to a fee equal ********** of all amounts billed to Source Subscribers during the relevant calendar month for the Source Services distributed through the Reuters Services.

In addition, Reuters shall be entitled to a fee during the term of this Agreement equal to ********** of all amounts billed to Source Subscribers in respect of any subscription to any New Source Service.

         (b) The Reuters Source Revenue and any revenues due to Reuters from any other New Source are together known as the "Reuters Revenues."

         (c) Payment.

                  (i) As soon as possible after the end of each calendar month for the term of this Agreement (and any calendar month following the termination of this Agreement in which subscription revenues are received by either party upon which amounts are due to the other pursuant to this Section 5), but in any event within forty-five (45) days thereof, each party shall deliver to the other a report which report the respective party represents and warrants to the best of its knowledge will show all of the subscription revenues billed by it in those areas for which it is responsible for billing for such month (the "Subscription Revenues") and the amounts due to Source or to Reuters, thereon, as the case may be. Reuters, together with its report, shall deliver to Source, one check payable to Source at its New York offices for the Subscription Revenues less the Reuters Revenues in U.S. Dollars as hereinafter set forth and one wire transfer to Source's designated bank account in Japan for the Subscription Revenues less the Reuters Revenues in Japanese yen as hereinafter set forth. Source, together with its report, shall deliver to Reuters one check payable to Reuters, addressed to Reuters to the attention of the Specialist Data Administrator at the address set forth above, for the Reuters Revenues in those areas which Source is responsible for billing.

                  (ii) All payments shall be made in U.S. Dollars except, as noted above, payments to be made by Reuters to Source with respect to subscription revenues collected by Reuters and which are received in Japanese yen shall be made in Japanese yen. All amounts due with respect to subscriptions outside the United States (except those payable in Japanese yen) shall be calculated by taking the local currency units billed and converting to U.S. Dollars, the result of which will equal the "book rate" for that month. The book rate is determined from the World Value of the Pound table as published in the Financial Times on (usually) the first Tuesday of each month. These figures are rounded up or down to two decimal points.

         (d) Adjustments. Each party acknowledges that they may make initial calculations and payments of amounts due to the other based on amounts billed to Source Subscribers in respect of Source Services, and accordingly there may be post payment adjustments to amounts remitted to the other pursuant to this
                  Section 5 to reflect (i) amounts the billing party billed in error or credits it gave in the ordinary course of business to Source Subscribers, and (ii) amounts the billing party was unable to collect from Source Subscribers.

         (e) Records. Each party shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services and any adjustments thereto made pursuant to Subsection (d) of this Section 5. Each party shall, at its expense, have the right upon at least thirty (30) days' prior written notice to inspect the Records of the other during normal working hours. All information gained by the inspecting party from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

         (f) Offsets. Notwithstanding any provision of this Agreement to the contrary, neither party shall have the right to offset from the amounts payable by it pursuant to this Section 5 any amounts which may be due or owed to such party from the other as a result of this Section 5, any other section of this Agreement or of the Direct Feed Delivery Agreement (the "DFD Agreement") dated as of July 1, 1993 between the parties, or any claim arising out of such other party's performance or non-performance of its duties and obligations under this Agreement or the DFD Agreement.

         (g) Sales Commission and Fee. Reuters shall not be entitled to any fee or commission for subscriptions to a Source Service sold to a Reuters subscriber by a salesperson working for Reuters unless Source, on a region-by-region basis, deems the payment of a fee or commission appropriate. If deemed appropriate, the amount of commission and the mechanics for payment of any such commission shall be as determined by Source's and Reuters' respective regional offices on a case-by-case basis.

(c) Section 9 of the OSD Agreement is hereby amended in its entirety as follows:

"9. Representations and Warranties of the Parties. Each party hereby represents, covenants and warrants to the other as follows:

         (a) It has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms and conditions.

         (b) That the parties will comply with all codes, regulations and laws applicable to the performance of its duties and obligations set forth herein, including but not limited to the provision of direct feed lines under this Agreement, and has obtained or will obtain all necessary permits, licenses and other authorization necessary for its performance of services under this Agreement.

(d) Section 11(a) of the OSD Agreement is hereby amended in its entirety as follows:

         "(a) Term. The initial term of this Agreement shall commence ninety-one
(91) days subsequent to notice given by Source to Telerate Systems Incorporated ("Telerate") pursuant to that certain agreement dated as of January 1, 1992 between Source and Telerate (the "Telerate Agreement") (the "Commencement Date") and shall terminate on December 31, 2000 (the "Initial Term"). The term of this Agreement shall automatically be extended for one or more periods of three years (the "Renewal Term"), unless either party sends to the other written notice of its election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be."

(e)      Section 11(d) of the OSD Agreement is hereby deleted in its entirety.

(f) Section 12 of the OSD Agreement is hereby amended in its entirety as follows:

         "12. Distributor Parity: Source agrees to provide the Source Services on such basis that they shall, in all material respects when supplied to Reuters, be as complete and current as the Source Services distributed via other network vendors with whom Source has a then current agreement."

(g) Section 13(a)(i) and (ii) of the OSD Agreement are hereby amended in its entirety as follows:

         "(i)     If to Reuters to:

                  Reuters Limited
                  85 Fleet Street
                  London EC4P 4AJ
                  Attention: General Counsel

                  with a copy to:

                  The Executive Vice President of Marketing Reuters America 40 E. 52nd Street
                  17th Floor
                  New York, NY 10022
                  USA

         (ii)     If to Source to:

                  McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza
                  37th Floor
                  New York, NY 10005
                  Attn: President

                  with a copy to:

                  J. Christopher Jackson
                  General Counsel
                  c/o Hansberger Global Investors, Inc.
                  515 East Las Olas Blvd., Suite 1300
                  Fort Lauderdale, FL 33301."

(h) Section 13(c) of the OSD Agreement is hereby amended in its entirety as follows:

         "(c) Survival of Certain Provisions. Notwithstanding the termination of this Agreement, those provisions of this Agreement that by their nature are intended to survive such termination shall survive, including without limitation, the provisions of Sections 5(c), 8, 9, 10 and 11.

(i) Exhibits C and G to the OSD Agreement is hereby amended in its entirety by replacing same with Exhibits C and G attached to this Agreement.

SECTION 2. AMENDMENTS TO DFD AGREEMENT

(a) Section 5(a) of the DFD Agreement is hereby amended in its entirety as follows:

         "(a) Term. The initial term of this Agreement shall commence ninety-one
(91) days subsequent to notice given by Source to Telerate Systems Incorporated ("Telerate") pursuant to that certain agreement dated as of January 1, 1992, between Source and Telerate (the "Telerate Agreement") (the "Commencement Date") and shall terminate on December 31, 2000 (the "Initial Term"). The term of this Agreement shall automatically be extended for one or more periods of three years (a "Renewal Term") unless either party sends to the other written notice of election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be."

(b) Section 6 of the DFD Agreement shall be read to incorporate the sections of the OSD Agreement referenced therein as amended by this Agreement.

(c) Section 7 of the DFD Agreement is hereby amended in its entirety as follows:

         "7. Survival. Notwithstanding the termination of this Agreement, those provisions of this Agreement that by their nature are intended to survive such termination and shall survive, including without limitation the provisions of Sections 4 and 5 of this Agreement and Sections 5(c), 9 and 10 of the Optional Service Delivery Agreement incorporated by reference pursuant to Section 6 of this Agreement."

SECTION 3. NO OTHER MODIFICATION, Except as as set forth in Sections 1 and 2 hereof, the OSD Agreement and the DFD Agreement shall remain in full force and effect without amendment, modification waiver. Execution and delivery hereof by the parties hereto shall not preclude the exercise by such parties of any rights under the OSD Agreement or the DFD Agreement (as amended by Sections 1 and 2 hereof).

SECTION 4. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, U.S.A.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date set forth below, and, except as otherwise set forth herein, the terms and conditions of this Amendment are deemed effective as of the Effective Date.

McCARTHY, CRISANTI & MAFFEI,            REUTERS LIMITED, an UK registered
INC., a New York corporation            company


By:  /s/ David D. Nixon                 By: /s/ Norman O. Clarke
     ----------------------------           --------------------------------
     David D. Nixon                     Name: Norman O. Clarke
     Title:                             Date: 9 July 1997
                                        The "Execution Date" is July 9, 1997

                                                                       Exhibit A

                                 Source Services


CurrencyWatch                                              Provides fundamental
                                                           and technical
                                                           analysis of global
                                                           currency markets.

YieldWatch                                                 Provides fundamental
                                                           and technical
                                                           analysis of European
                                                           and Asia Pacific
                                                           fixed income bond and
                                                           futures markets.

MoneyWatch                                                 Provides fundamental
                                                           and technical
                                                           analysis of US
                                                           Treasury, Agency and
                                                           money markets.

CorporateWatch                                             Provides information
                                                           on corporate
                                                           securities, private
                                                           placements, equities
                                                           and mortgage and
                                                           derivative product
                                                           new issues.

FX OptionWatch                                             Provides fundamental
                                                           and technical
                                                           analysis of global
                                                           currency options
                                                           markets.

TradeWatch                                                 Provides trading
                                                           strategies on fixed
                                                           income, currency and
                                                           other financial
                                                           markets.

KinriWatch                                                 Provides fundamental
                                                           and technical
                                                           analysis of Japanese
                                                           government bond and
                                                           money markets in
                                                           Japanese.

                                    Exhibit B


The following subscribers should be restricted from access to the Source Services pursuant to Section 1(a)(i) of the Agreement:



Munifacts/American Banker                   Telekurs
Money Market Services Int'l.                Stone, McCarthy
Ried, Thunberg                              Indepth Data
Elliot Wave International                   Thomson Financial Service
Data Resources Inc.                         AutEx
Wrightson & Co.                             CDA Investment Technologies
Evans Economics                             CORIS
Froehlich                                   FIRST CALL
Griggs & Santow                             Investext
Dunn & Bradstreet                           GovPx
Predex                                      Data Broadcasting Corp.
Cates                                       Technical Data (All Services)
Bank Valuation                              PC Trader
Chronometrics                               I.F.R. Vigil
Capital Techniques                          Charter Media Inc.
Dow Jones Markets                           BradyNet
Market Data Corporation                     Int'l. Financing Review
Market News Service                         ILX
Muller Data                                 Bond World
Money Line Corporation                      Moody's
Standard & Poor's                           McGraw Hill
Dow Jones News Service                      Sheshunoff
Duff & Phelps                               Primark Corp.
Olson Group                                 IPO Financial
Investment Dealers Digest                   Commscan
   (I.D.D. Information Services)            AMG Data Services
Securities Data Corp.                       IDEA
RS Investments                              Dalcomp Inc.
MRL Publishing                              Maria Ramirez Capital Consultants
Capital Management Sciences                 SDC Publishing
J.J. Kenney & Company                       Institutional Investor

Bloomberg                                    Internet Securities
Bridge                                       Decision Economics

In addition to the above list, only Authorized Distributors should be allowed access when exhibiting at conferences.

                                    Exhibit C

                         Reuters Equipment and Services
                         ------------------------------

Pursuant to the terms and conditions of Section 2(a)(1) of the Agreement, the equipment to be provided by Reuters to Source at Source's various locations set forth below (and such other Source locations as from time to time agreed to by Source and Reuters) shall include the following:




TOKYO                                         QUANTITY      ADDITIONAL FUNCTIONALITY
-----                                         --------      ------------------------
RT Power Plus Data Network                        2         With editing capabilities, to
                                                            be used as back-up for the
                                                            primary contribution
                                                            mechanism.
Reuters Terminal Data Network                     1
RT Slave Screen                                   2
Marketlink Simulator Equipment Kit PC             1
Treasury 2000 Location Service                    1
Treasury News 2000 Location Service               1
Treasury 2000 Data Access                         3
Futures 2000 Data Access                          2
Treasury News 2000 Data Access                    3
Exclusive Line                                    2

NEW YORK                                      QUANTITY
--------                                      --------

IDN Network Access Fee                            1
News IDN Network Access Fee                       1
Communication Charge                              1
Printer Access                                    2
Screen Printer                                    1
Slave Screen                                      3
Treasury News                                     2

Reuters Terminal Treasury 2000                                     2         With editing capabilities, to
                                                                             be used as back-up for the
                                                                             primary contribution
                                                                             mechanism.
Excel Access                                                       1
Reuters Terminal Hardware                                          2

1 SelectfeedPlus and associated communications solely for the purpose of Source development.

1 primary electronic means of delivering Source's information to Reuters in a timely and reliable manner to include but not limited to two IDN links with the necessary equipment and leased lines with dial-up at Source primary site as well as a disaster recovery site to be designated by Source.